Exhibit 99.1

Enova Reports First Quarter 2021 Results

- Record first quarter profitability with diluted earnings per share from continuing operations of $2.03 and adjusted earnings per share of $2.20

- First quarter total company originations increased 7% year over year to $506 million

- Continued strong credit performance with consolidated portfolio net charge-offs as a percentage of average combined loan and finance receivables declining to 4.2% from 16.8% in the first quarter of 2020

- Balance sheet remains strong with cash and marketable securities of $392 million at March 31 and available capacity on committed facilities of $412 million

CHICAGO, April 29, 2021 /PRNewswire/ -- Enova International (NYSE: ENVA), a leading financial technology company powered by machine learning and artificial intelligence, today announced financial results for the first quarter ended March 31, 2021.

"We're pleased to report a record first quarter of profitability, driven by solid credit performance, improving originations and disciplined expense management," said David Fisher, Enova's CEO. "We are encouraged by the recent signs of a recovery in demand and believe that our diverse product offerings, nimble machine learning-powered credit risk management capabilities and solid balance sheet position us well to profitably accelerate growth as the economy continues to recover."

First Quarter 2021 Summary

  Total revenue of $259 million in the first quarter of 2021 decreased 28% from $362 million in the first quarter of 2020.
  Net revenue margin of 91.9% in the first quarter of 2021 compared to 34.9% in the first quarter of 2020.
  Net income from continuing operations of $76 million, or $2.03 per diluted share, in the first quarter of 2021, compared to $6 million, or $0.18 per diluted share, in the first quarter of 2020.
  First quarter 2021 adjusted EBITDA of $137 million, a non-GAAP measure, compared to $36 million in the first quarter of 2020.
  Adjusted earnings of $82 million, or $2.20 per diluted share, both non-GAAP measures, in the first quarter of 2021, compared to adjusted earnings of $9 million, or $0.26 per diluted share, in the first quarter of 2020.

"Our strong profitability in the first quarter reflects our continued strong execution despite the ongoing pandemic," said Steve Cunningham, CFO of Enova. "Looking ahead, we are optimistic that we will see both consumer and small business demand accelerate as the economy normalizes. We believe we are well positioned to capture the improving demand with our flexible online-only model, strong balance sheet, broad breadth of products, and the powerful credit risk management capabilities of our world-class analytics and technology."

Outlook
Enova is monitoring and adapting quickly to changes in the current environment due to the COVID-19 pandemic. Given the ongoing uncertainties related to virus resurgences, changes in governmental restrictions, potential economic stimulus, employment stabilization, and business re-openings, the Company is not providing guidance for the second quarter or full year 2021.

For information regarding the non-GAAP financial measures discussed in this release, please see "Non-GAAP Financial Measures" and "Reconciliation of GAAP to Non-GAAP Financial Measures" below.

Conference Call
Enova will host a conference call to discuss its first quarter results at 4 p.m. Central Time / 5 p.m. Eastern Time today, April 29th. The live webcast of the call can be accessed at the Enova International Investor Relations website at http://ir.enova.com, along with the company's earnings press release and supplemental financial information. The U.S. dial-in for the call is 1-855-560-2575 (1-412-542-4161 for non-U.S. callers). Please ask to join the Enova International call. A replay of the conference call will be available until May 6, 2021, at 10:59 p.m. Central Time / 11:59 p.m. Eastern Time, while an archived version of the webcast will be available on the Enova International Investor Relations website for 90 days. The U.S. dial-in for the conference call replay is 1-877-344-7529 (1-412-317-0088). The replay access code is 10154678.

About Enova
Enova International (NYSE: ENVA) is a leading financial technology company providing online financial services through its artificial intelligence and machine learning powered lending platform. Enova serves the needs of non-prime consumers and small businesses, who are frequently underserved by traditional banks. Enova has provided more than 7 million customers with over $40 billion in loans and financing with market leading products that provide a path for them to improve their financial health. You can learn more about the company and its brands at www.enova.com.

SOURCE Enova International, Inc.

Cautionary Statement Concerning Forward Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about the business, financial condition and prospects of Enova. These forward-looking statements give current expectations or forecasts of future events and reflect the views and assumptions of Enova's senior management with respect to the business, financial condition and prospects of Enova as of the date of this release and are not guarantees of future performance. The actual results of Enova could differ materially from those indicated by such forward-looking statements because of various risks and uncertainties applicable to Enova's business, including, without limitation, those risks and uncertainties indicated in Enova's filings with the Securities and Exchange Commission ("SEC"), including our annual report on Form 10-K, quarterly reports on Forms 10-Q and current reports on Forms 8-K. These risks and uncertainties are beyond the ability of Enova to control, and, in many cases, Enova cannot predict all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this release, the words "believes," "estimates," "plans," "expects," "anticipates" and similar expressions or variations as they relate to Enova or its management are intended to identify forward-looking statements. Enova cautions you not to put undue reliance on these statements. Enova disclaims any intention or obligation to update or revise any forward-looking statements after the date of this release.

Non-GAAP Financial Measures
In addition to the financial information prepared in conformity with generally accepted accounting principles, or GAAP, Enova provides historical non-GAAP financial information. Management believes that presentation of non-GAAP financial information is meaningful and useful in understanding the activities and business metrics of Enova's operations. Management believes that these non-GAAP financial measures reflect an additional way of viewing aspects of Enova's business that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting its business.

Management provides non-GAAP financial information for informational purposes and to enhance understanding of Enova's GAAP consolidated financial statements. Readers should consider the information in addition to, but not instead of or superior to, Enova's financial statements prepared in accordance with GAAP. This non-GAAP financial information may be determined or calculated differently by other companies, limiting the usefulness of those measures for comparative purposes.

Combined Loans and Finance Receivables
The combined loans and finance receivables measures are non-GAAP measures that include loans and finance receivables that Enova owns or has purchased and loans that Enova guarantees. Management believes these non-GAAP measures provide investors with important information needed to evaluate the magnitude of potential receivable losses and the opportunity for revenue performance of the loans and finance receivable portfolio on an aggregate basis. Management also believes that the comparison of the aggregate amounts from period to period is more meaningful than comparing only the amounts reflected on Enova's consolidated balance sheet since revenue is impacted by the aggregate amount of receivables owned by Enova and those guaranteed by Enova as reflected in its consolidated financial statements.

Adjusted Earnings Measures
In addition to reporting financial results in accordance with GAAP, Enova has provided adjusted earnings and adjusted earnings per share, or, collectively, the Adjusted Earnings Measures, which are non-GAAP measures. Management believes that the presentation of these measures provides investors with greater transparency and facilitates comparison of operating results across a broad spectrum of companies with varying capital structures, compensation strategies, derivative instruments and amortization methods, which provides a more complete understanding of Enova's financial performance, competitive position and prospects for the future. Management also believes that investors regularly rely on non-GAAP financial measures, such as the Adjusted Earnings Measures, to assess operating performance and that such measures may highlight trends in Enova's business that may not otherwise be apparent when relying on financial measures calculated in accordance with GAAP. In addition, management believes that the adjustments shown below are useful to investors in order to allow them to compare Enova's financial results during the periods shown without the effect of each of these expense items.

Adjusted EBITDA Measures
In addition to reporting financial results in accordance with GAAP, Enova has provided Adjusted EBITDA and Adjusted EBITDA margin, or, collectively, the Adjusted EBITDA measures, which are non-GAAP measures. Adjusted EBITDA is a non-GAAP measure that Enova defines as earnings excluding depreciation, amortization, interest, foreign currency transaction gains or losses, taxes and stock-based compensation. In addition, management believes that the adjustments for transaction-related costs, losses on early extinguishment of debt and equity method investment income shown below are useful to investors in order to allow them to compare our financial results during the periods shown without the effect of the expense items. Adjusted EBITDA margin is a non-GAAP measure that Enova defines as Adjusted EBITDA as a percentage of total revenue. Management believes Adjusted EBITDA Measures are used by investors to analyze operating performance and evaluate Enova's ability to incur and service debt and Enova's capacity for making capital expenditures. Adjusted EBITDA Measures are also useful to investors to help assess Enova's estimated enterprise value.

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share data)
(Unaudited)

	March 31,		December 31,
	2021	2020	2020
Assets
Cash and cash equivalents	$324,328	$161,076	$297,273
Restricted cash	49,879	42,742	71,927
Loans and finance receivables at fair value	1,230,711	1,093,207	1,241,506
Income taxes receivable	—	35,487	—
Other receivables and prepaid expenses	41,630	33,530	40,301
Property and equipment, net	78,899	56,216	79,417
Operating lease right-of-use assets	39,159	19,981	40,123
Goodwill	279,275	267,868	267,974
Intangible assets, net	41,155	1,918	26,008
Other assets	48,606	21,276	43,546
Total assets	$2,133,642	$1,733,301	$2,108,075
Liabilities and Stockholders' Equity
Accounts payable and accrued expenses	$108,982	$95,893	$124,071
Operating lease liabilities	66,090	35,783	67,956
Income taxes currently payable	17,378	—	2,624
Deferred tax liabilities, net	61,070	71,679	48,129
Long-term debt	874,514	1,091,732	946,461
Total liabilities	1,128,034	1,295,087	1,189,241
Commitments and contingencies
Stockholders' equity:
Common stock, $0.00001 par value, 250,000,000 shares authorized, 42,862,788, 36,112,268 and 41,936,784 shares issued and 36,598,693, 31,007,899 and 35,762,926 outstanding as of March 31, 2021 and 2020 and December 31, 2020, respectively	—	—	—
Preferred stock, $0.00001 par value, 25,000,000 shares authorized, no shares issued and outstanding	—	—	—
Additional paid in capital	203,765	67,440	187,981
Retained earnings	925,386	477,082	849,466
Accumulated other comprehensive loss	(8,498)	(7,807)	(6,898)
Treasury stock, at cost (6,264,095, 5,104,369 and 6,173,858 shares as of March 31, 2021 and 2020 and December 31, 2020, respectively)	(115,787)	(98,501)	(113,201)
Total Enova International, Inc. stockholders' equity	1,004,866	438,214	917,348
Noncontrolling interest	742	—	1,486
Total stockholders' equity	1,005,608	438,214	918,834
Total liabilities and stockholders' equity	$2,133,642	$1,733,301	$2,108,075

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2021	2020
Revenue	$259,444	$362,252
Change in Fair Value	(21,078)	(235,719)
Net Revenue	238,366	126,533
Expenses
Marketing	28,568	34,558
Operations and technology	35,627	31,266
General and administrative	44,089	27,951
Depreciation and amortization	6,627	3,670
Total Expenses	114,911	97,445
Income from Operations	123,455	29,088
Interest expense, net	(19,914)	(20,381)
Foreign currency transaction (loss) gain	(34)	41
Loss on early extinguishment of debt	(378)	—
Equity method investment income	558	—
Income before Income Taxes	103,687	8,748
Provision for income taxes	27,716	3,000
Net income from continuing operations before noncontrolling interest	75,971	5,748
Less: Net income attributable to noncontrolling interest	51	—
Net income from continuing operations	75,920	5,748
Net loss from discontinued operations	—	(288)
Net income attributable to Enova International, Inc.	$75,920	$5,460
Earnings (Loss) Per Share attributable to Enova International, Inc.:
Earnings (loss) per common share – basic:
Continuing operations	$2.10	$0.18
Discontinued operations	—	(0.01)
Earnings (loss) per common share – basic	$2.10	$0.17
Earnings (loss) per common share – diluted:
Continuing operations	$2.03	$0.18
Discontinued operations	—	(0.01)
Earnings (loss) per common share – diluted	$2.03	$0.17
Weighted average common shares outstanding:
Basic	36,109	32,337
Diluted	37,487	32,833

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(dollars in thousands)
(Unaudited)

	Three Months Ended March 31,
	2021	2020
Cash flows provided by operating activities
Cash flows from operating activities - continuing operations	$117,028	$252,802
Cash flows from operating activities - discontinued operations	—	(288)
Total Cash flows provided by operating activities	117,028	252,514
Cash flows used in investing activities
Loans and finance receivables	(9,015)	(178,185)
Acquisitions	(28,358)	(3,597)
Purchases of property and equipment	(7,106)	(5,156)
Other investing activities	25	57
Total cash flows used in investing activities	(44,454)	(186,881)
Cash flows (used in) provided by financing activities	(67,656)	57,335
Effect of exchange rates on cash, cash equivalents and restricted cash	89	(114)
Net increase in cash, cash equivalents and restricted cash	5,007	122,854
Cash, cash equivalents and restricted cash at beginning of year	369,200	80,964
Cash, cash equivalents and restricted cash at end of period	$374,207	$203,818

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES
LOANS AND FINANCE RECEIVABLES FINANCIAL AND OPERATING DATA
(dollars in thousands)

The following table shows loans and finance receivables and related loan loss activity, which is based on loan and finance receivable balances, for continuing operations for the three months ended March 31, 2021 and 2020.

Three Months Ended March 31,	2021	2020	Change
Ending combined loan and finance receivable principal balance:
Company owned	$1,219,848	$1,061,408	$158,440
Guaranteed by the Company(a)	5,691	10,287	(4,596)
Total combined loan and finance receivable principal balance(b)	$1,225,539	$1,071,695	$153,844
Ending combined loan and finance receivable fair value balance:
Company owned	$1,230,711	$1,093,207	$137,504
Guaranteed by the Company(a)	7,246	12,445	(5,199)
Ending combined loan and finance receivable fair value balance(b)	$1,237,957	$1,105,652	$132,305
Fair value as a % of principal(c)	101.0%	103.2%	(2.2)%
Ending combined loan and finance receivable balance, including principal and accrued fees/interest outstanding:
Company owned	$1,265,987	$1,145,748	$120,239
Guaranteed by the Company(a)	6,792	11,798	(5,006)
Ending combined loan and finance receivable balance(b)	$1,272,779	$1,157,546	$115,233
Average combined loan and finance receivable balance, including principal and accrued fees/interest outstanding:
Company owned(d)	$1,299,248	$1,190,198	$109,050
Guaranteed by the Company(a)(d)	8,670	17,846	(9,176)
Average combined loan and finance receivable balance(a)(d)	$1,307,918	$1,208,044	$99,874

Revenue	$257,297	$359,806	$(102,509)
Change in fair value	(21,078)	(235,719)	214,641
Net revenue	236,219	124,087	112,132
Net revenue margin	91.8%	34.5%	57.3%
Change in fair value as a % of average loan and finance receivable balance(d)	1.6%	19.5%	(17.9)%

Delinquencies:
>30 days delinquent	$96,228	$86,294	$9,934
>30 days delinquent as a % of loan and finance receivable balance(c)	7.6%	7.5%	0.1%

Charge-offs:
Charge-offs (net of recoveries)	$54,450	$203,224	$(148,774)
Charge-offs (net of recoveries) as a % of average loan and finance receivable balance(d)	4.2%	16.8%	(12.6)%

(a)	Represents loans originated by third-party lenders through the CSO programs, which are not included in our consolidated balance sheets.
(b)	Non-GAAP measure.
(c)	Determined using period-end balances.
(d)	The average combined loan and finance receivable balance is the average of the month-end balances during the period.

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(dollars in thousands, except per share data)

Adjusted Earnings Measures

	Three Months Ended
	March 31,
	2021	2020
Net income from continuing operations	$75,920	$5,748
Adjustments:
Transaction-related costs(a)	1,412	—
Loss on early extinguishment of debt(b)	378	—
Intangible asset amortization	1,151	267
Stock-based compensation expense	5,804	3,460
Foreign currency transaction loss (gain)	34	(41)
Cumulative tax effect of adjustments	(2,209)	(868)

Adjusted earnings	$82,490	$8,566

Diluted earnings per share	$2.03	$0.18

Adjusted earnings per share	$2.20	$0.26

Adjusted EBITDA
	Three Months Ended
	March 31,
	2021	2020
Net income from continuing operations	$75,920	$5,748
Depreciation and amortization expenses	6,621	3,670
Interest expense, net	19,755	20,381
Foreign currency transaction loss	34	(41)
Provision for income taxes	27,716	3,000
Stock-based compensation expense	5,804	3,460
Adjustments:
Transaction-related costs(a)	1,412	—
Loss on early extinguishment of debt(b)	378	—
Equity method investment income	(558)	—

Adjusted EBITDA	$137,082	$36,218

Adjusted EBITDA margin calculated as follows:
Total Revenue	$259,444	$362,252
Adjusted EBITDA	137,082	36,218
Adjusted EBITDA as a percentage of total revenue	52.8%	10.0%

(a)	In the first quarter of 2021, the Company incurred expenses totaling $1.4 million ($1.1 million net of tax) related to acquisitions and a divestiture of a subsidiary.
(b)	In the first quarter of 2021, the Company recorded a loss on early extinguishment of debt of $0.4 million ($0.3 million net of tax) related to the repurchase of securitization notes.

CONTACT: Public Relations Contact: Kaitlin Lowey, Email: media@enova.com; Investor Relations Contact: Monica Gould, Office: (212) 871-3927, Email: IR@enova.com; Lindsay Savarese, Office: (212) 331-8417, Email: IR@enova.com